Exhibit 99.1

Press Release

August 6, 2008
Holly Corporation Reports Second Quarter Results
Dallas, Texas, August 6, 2008 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported second quarter net income of $11.5 million ($0.23 per basic and diluted share) compared to $158.6 million ($2.89 per basic and $2.84 per diluted share) for the same period of 2007. For the six months ended June 30, 2008, net income was $20.1 million ($0.40 per basic and $0.39 per diluted share) compared to $226.2 million ($4.11 per basic and $4.03 per diluted share) for the first six months of 2007.
Our refinery production levels decreased 15% and 4% for the three and six months ended June 30, 2008 as compared to the same periods in 2007, respectively, mainly as a result of reduced production at both our refineries during the second quarter of 2008. In May 2008, our Navajo Refinery experienced unplanned downtime for repairs to its fluid catalytic cracking unit (“FCC”) following an instrument control malfunction. This downtime not only lowered overall production levels in May but also reduced gross margins per barrel due to the substantial reduction in the yield of higher value products during the FCC outage. Additionally, our Woods Cross Refinery operated at reduced rates during the quarter primarily resulting from multiple power interruptions. We estimate that our refinery operating income for the second quarter was reduced by approximately $40.0 million, or $0.52 per share on a net tax basis as a result of downtime in the quarter.
Net income for both the second quarter and six months ended June 30, 2008 as compared to the prior year periods decreased due to reduced refined product margins combined with production declines, lower yields and higher operating expenses at our refineries. For the 2008 second quarter, overall refinery gross margins were $9.09 per produced barrel compared to $28.36 for the last year’s second quarter. For the first six months of 2008, our overall refinery gross margins were $8.35 per produced barrel compared to $22.35 for the first six months of 2007.
Sales and other revenues increased 43% for the three months ended June 30, 2008 and 50% for the six months ended June 30, 2008, as compared to the three and six months ended June 30, 2007, respectively, due principally to higher refined product sales prices. Cost of products sold increased 81% for the three months ended June 30, 2008 and 82% for the six months ended June 30, 2008, as compared to the three and six months ended June 30, 2007, respectively, due principally to higher crude oil acquisition costs. Operating expenses for both the three and six month periods increased primarily due to the inclusion of Holly Energy Partners, L.P. (NYSE-HEP) (“HEP”) operating costs beginning March 1, 2008, higher utility costs and increased maintenance costs associated with unplanned downtime.

In February 2008, HEP acquired our crude pipelines and tankage assets. As a result of this transaction, we determined that our beneficial interest in HEP exceeds 50%, therefore, we reconsolidated HEP effective March 1, 2008. We no longer record our share of its earnings under the equity method of accounting. Accordingly, a significant increase in operating costs and expenses in the current year was due to the inclusion of $13.7 million of HEP’s operating expenses and $8.2 million of additional depreciation and amortization resulting from our consolidation of HEP. This press release includes key segment information that shows the impact of this reconsolidation on certain balance sheet and income statement amounts.
“To date, 2008 has been a challenging year. Although second quarter margins improved from first quarter levels, unplanned downtime prevented us from fully capitalizing on these higher margin levels. Despite the downtime, we remained profitable for the quarter, and we continue to have one of the strongest balance sheets among our peers,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “Regarding our Woods Cross and Navajo expansion and crude flexibility capital projects, we continue to make substantial progress. In July, we announced a pipeline agreement with Centurion Pipeline L.P. to deliver heavy Canadian crude oil from Cushing, Oklahoma to a point located at Slaughter, Texas. We are proceeding with plans to construct a new 70 mile pipeline that will deliver this crude oil to our Navajo Refinery complex in New Mexico. Also, we expect to commence the start-up of the Woods Cross projects early in the fourth quarter and to be capable of operating at full capacity at year-end. These projects will ultimately help in improving our profitability at both refineries by reducing raw material costs. Additionally, we recently purchased a terminal and rail facility located near Cedar City, Utah that will serve as a key component of our UNEV joint venture pipeline project.”
The Company has scheduled a conference call for today, August 6, 2008 at 10:00AM EDT to discuss financial results. Listeners may access this call by dialing (888) 548-4639. The ID# for this call is 55825559. Listeners may access the call via the internet at: http://www.videonewswire.com/event.asp?id=49932. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available through August 20, 2008.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries an 85,000 BPSD refinery located in Artesia, New Mexico and a 26,000 BPSD refinery in Woods Cross, Utah. Also, a subsidiary of Holly owns a 46% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,500 miles of petroleum product and crude oil gathering pipelines in Texas, New Mexico, Utah and Oklahoma, tankage and refined product terminals in several Southwest and Rocky Mountain states.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	June 30,		Change from 2007
	2008	2007	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$1,743,822	$1,216,997	$526,825	43.3%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	1,620,550	897,237	723,313	80.6
Operating expenses (exclusive of depreciation, depletion and amortization)	74,175	51,116	23,059	45.1
General and administrative expenses (exclusive of depreciation, depletion and amortization)	12,832	21,348	(8,516)	(39.9)
Depreciation, depletion and amortization	15,929	10,641	5,288	49.7
Exploration expenses, including dry holes	110	105	5	4.8

Total operating costs and expenses	1,723,596	980,447	743,149	75.8

Income from operations	20,226	236,550	(216,324)	(91.4)
Other income (expense):
Equity in earnings of HEP	—	4,954	(4,954)	(100.0)
Minority interest in earnings of HEP	(493)	—	(493)	—
Interest income	3,826	3,550	276	7.8
Interest expense	(6,251)	(291)	(5,960)	2,048.1

	(2,918)	8,213	(11,131)	(135.5)

Income from operations before income taxes	17,308	244,763	(227,455)	(92.9)
Income tax provision	5,856	86,136	(80,280)	(93.2)

Net income	$11,452	$158,627	$(147,175)	(92.8)%

Net income per share — basic	$0.23	$2.89	$(2.66)	(92.0)%

Net income per share — diluted	$0.23	$2.84	$(2.61)	(91.9)%

Cash dividends declared per common share	$0.15	$0.12	$0.03	25.0%

Average number of common shares outstanding:
Basic	50,158	54,959	(4,801)	(8.7)%
Diluted	50,515	55,953	(5,438)	(9.7)%

	Six Months Ended
	June 30,		Change from 2007
	2008	2007	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$3,223,806	$2,142,864	$1,080,942	50.4%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	3,003,987	1,648,951	1,355,036	82.2
Operating expenses (exclusive of depreciation, depletion and amortization)	134,883	101,245	33,638	33.2
General and administrative expenses (exclusive of depreciation, depletion and amortization)	25,664	37,195	(11,531)	(31.0)
Depreciation, depletion and amortization	29,238	22,092	7,146	32.3
Exploration expenses, including dry holes	215	257	(42)	(16.3)

Total operating costs and expenses	3,193,987	1,809,740	1,384,247	76.5

Income from operations	29,819	333,124	(303,305)	(91.0)
Other income (expense):
Equity in earnings of HEP	2,990	8,300	(5,310)	(64.0)
Minority interest in earnings of HEP	(1,295)	—	(1,295)	(100.0)
Interest income	7,381	6,110	1,271	20.8
Interest expense	(8,243)	(543)	(7,700)	1,418.0

	833	13,867	(13,034)	(94.0)

Income from operations before income taxes	30,652	346,991	(316,339)	(91.2)
Income tax provision	10,551	120,822	(110,271)	(91.3)

Net income	$20,101	$226,169	$(206,068)	(91.1)%

Net income per share — basic	$0.40	$4.11	$(3.71)	(90.3)%

Net income per share — diluted	$0.39	$4.03	$(3.64)	(90.3)%

Cash dividends declared per common share	$0.30	$0.22	$0.08	36.4%

Average number of common shares outstanding:
Basic	50,654	55,073	(4,419)	(8.0)%
Diluted	51,015	56,079	(5,064)	(9.0)%
Balance Sheet Data

	June 30,	December 31,
	2008	2007
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$297,912	$329,784
Working capital	$156,605	$216,541
Total assets	$2,442,871	$1,663,945
Long-term debt – HEP	$339,909	$—
Stockholders’ equity	$480,373	$593,794

Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other and include the operations of Holly Corporation, our parent company, and a small-scale oil and gas exploration and production program.
The Refining segment includes the operations of our Navajo Refinery, Woods Cross Refinery and Holly Asphalt Company. The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel, and includes our Navajo Refinery and Woods Cross Refinery. The petroleum products produced by the Refining segment are marketed in Texas, New Mexico, Arizona, Utah, Wyoming, Idaho, Washington and northern Mexico. The Refining segment also includes Holly Asphalt Company which manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP effective March 1, 2008 (date of reconsolidation). HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico and Utah. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through their pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at their storage tanks and terminals. The HEP segment also includes a 70% interest in Rio Grande Pipeline Company (“Rio Grande”) which provides petroleum products transportation services. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from HEP’s interest in Rio Grande.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)
Three Months Ended June 30, 2008
Sales and other revenues	$1,736,201	$26,774	$886	$(20,039)	$1,743,822
Operating expenses	$64,183	$9,985	$7	$—	$74,175
General and administrative expenses	$(6)	$1,359	$11,479	$—	$12,832
Depreciation and amortization	$8,699	$6,220	$1,010	$—	$15,929
Income (loss) from operations	$22,736	$9,210	$(11,720)	$—	$20,226

Three Months Ended June 30, 2007
Sales and other revenues	$1,216,777	$—	$114	$106	$1,216,997
Operating expenses	$51,113	$—	$3	$—	$51,116
General and administrative expenses	$(3)	$—	$21,351	$—	$21,348
Depreciation and amortization	$9,904	$—	$737	$—	$10,641
Income (loss) from operations	$258,632	$—	$(22,082)	$—	$236,550

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)
Six Months Ended June 30, 2008
Sales and other revenues	$3,213,577	$36,716	$1,287	$(27,774)	$3,223,806
Operating expenses	$121,399	$13,661	$7	$(184)	$134,883
General and administrative expenses	$1	$1,881	$23,782	$—	$25,664
Depreciation and amortization	$18,980	$8,230	$2,028	$—	$29,238
Income (loss) from operations	$41,620	$12,944	$(24,745)	$—	$29,819

Six Months Ended June 30, 2007
Sales and other revenues	$2,142,359	$—	$505	$—	$2,142,864
Operating expenses	$101,231	$—	$14	$—	$101,245
General and administrative expenses	$—	$—	$37,195	$—	$37,195
Depreciation and amortization	$20,930	$—	$1,162	$—	$22,092
Income (loss) from operations	$371,247	$—	$(38,123)	$—	$333,124

June 30, 2008
Cash, cash equivalents and investments in marketable securities	$—	$6,371	$291,541	$—	$297,912
Total assets	$1,671,633	$451,937	$331,841	$(12,540)	$2,442,871
Total debt	$—	$359,909	$—	$—	$359,909

December 31, 2007
Cash, cash equivalents and investments in marketable securities	$—	$—	$329,784	$—	$329,784
Total assets	$1,271,163	$—	$392,782	$—	$1,663,945

Refining Operating Data
Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Navajo Refinery
Crude charge (BPD) (1)	72,800	82,730	78,000	79,790
Refinery production (BPD) (2)	76,960	90,940	85,800	88,540
Sales of produced refined products (BPD)	79,910	90,660	86,980	88,040
Sales of refined products (BPD) (3)	88,720	100,840	97,070	98,610

Refinery utilization (4)	85.6%	99.7%	91.8%	96.1%

Average per produced barrel (5)
Net sales	$133.89	$93.17	$117.33	$84.69
Cost of products (6)	125.82	65.63	110.15	62.45

Refinery gross margin	8.07	27.54	7.18	22.24
Refinery operating expenses (7)	5.68	4.26	4.98	4.22

Net operating margin	$2.39	$23.28	$2.20	$18.02

Feedstocks:
Sour crude oil	83%	78%	81%	76%
Sweet crude oil	10%	10%	9%	10%
Other feedstocks and blends	7%	12%	10%	14%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	55%	58%	57%	59%
Diesel fuels	34%	30%	33%	29%
Jet fuels	1%	3%	1%	3%
Fuel oil	3%	3%	3%	3%
Asphalt	4%	3%	3%	3%
LPG and other	3%	3%	3%	3%

Total	100%	100%	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	23,980	25,800	24,470	25,230
Refinery production (BPD) (2)	23,540	27,280	24,490	26,920
Sales of produced refined products (BPD)	23,790	26,130	24,550	27,120
Sales of refined products (BPD) (3)	24,490	26,230	26,010	27,390

Refinery utilization (4)	92.2%	99.2%	94.1%	97.0%

Average per produced barrel (5)
Net sales	$133.09	$96.51	$117.56	$83.67
Cost of products (6)	120.60	65.29	105.05	60.95

Refinery gross margin	12.49	31.22	12.51	22.72
Refinery operating expenses (7)	8.13	4.22	7.17	4.50

Net operating margin	$4.36	$27.00	$5.34	$18.22

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Woods Cross Refinery
Feedstocks:
Sour crude oil	—%	2%	2%	1%
Sweet crude oil	98%	90%	94%	90%
Other feedstocks and blends	2%	8%	4%	9%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	62%	58%	65%	61%
Diesel fuels	29%	31%	26%	28%
Jet fuels	—%	3%	—%	2%
Fuel oil	6%	7%	5%	7%
Asphalt	2%	—%	1%	—%
LPG and other	1%	1%	3%	2%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	96,780	108,530	102,470	105,020
Refinery production (BPD) (2)	100,500	118,220	110,290	115,460
Sales of produced refined products (BPD)	103,700	116,790	111,530	115,160
Sales of refined products (BPD) (3)	113,210	127,070	123,080	126,000

Refinery utilization (4)	87.2%	99.6%	92.3%	96.3%

Average per produced barrel (5)
Net sales	$133.71	$93.92	$117.38	$84.45
Cost of products (6)	124.62	65.56	109.03	62.10

Refinery gross margin	9.09	28.36	8.35	22.35
Refinery operating expenses (7)	6.24	4.25	5.46	4.29

Net operating margin	$2.85	$24.11	$2.89	$18.06

Feedstocks:
Sour crude oil	63%	60%	63%	59%
Sweet crude oil	31%	28%	28%	29%
Other feedstocks and blends	6%	12%	9%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	58%	58%	59%
Diesel fuels	32%	30%	31%	29%
Jet fuels	1%	3%	1%	3%
Fuel oil	4%	4%	4%	4%
Asphalt	4%	2%	3%	2%
LPG and other	3%	3%	3%	3%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased from 109,000 BPSD to 111,000 BPSD in mid-year 2007.

(5)	Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation, depletion, and amortization.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
		(In thousands)
Income	$11,452	$158,627	$20,101	$226,169
Add provision for income tax	5,856	86,136	10,551	120,822
Add interest expense	6,251	291	8,243	543
Subtract interest income	(3,826)	(3,550)	(7,381)	(6,110)
Add depreciation and amortization	15,929	10,641	29,238	22,092

EBITDA	$35,662	$252,145	$60,752	$363,516

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Average per produced barrel:

Navajo Refinery
Net sales	$133.89	$93.17	$117.33	$84.69
Less cost of products	125.82	65.63	110.15	62.45

Refinery gross margin	$8.07	$27.54	$7.18	$22.24

Woods Cross Refinery
Net sales	$133.09	$96.51	$117.56	$83.67
Less cost of products	120.60	65.29	105.05	60.95

Refinery gross margin	$12.49	$31.22	$12.51	$22.72

Consolidated
Net sales	$133.71	$93.92	$117.38	$84.45
Less cost of products	124.62	65.56	109.03	62.10

Refinery gross margin	$9.09	$28.36	$8.35	$22.35

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$8.07	$27.54	$7.18	$22.24
Less refinery operating expenses	5.68	4.26	4.98	4.22

Net operating margin	$2.39	$23.28	$2.20	$18.02

Woods Cross Refinery
Refinery gross margin	$12.49	$31.22	$12.51	$22.72
Less refinery operating expenses	8.13	4.22	7.17	4.50

Net operating margin	$4.36	$27.00	$5.34	$18.22

Consolidated
Refinery gross margin	$9.09	$28.36	$8.35	$22.35
Less refinery operating expenses	6.24	4.25	5.46	4.29

Net operating margin	$2.85	$24.11	$2.89	$18.06

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Navajo Refinery
Average sales price per produced barrel sold	$133.89	$93.17	$117.33	$84.69
Times sales of produced refined products sold (BPD)	79,910	90,660	86,980	88,040
Times number of days in period	91	91	182	181

Refined product sales from produced products sold	$973,623	$768,658	$1,857,376	$1,349,555

Woods Cross Refinery
Average sales price per produced barrel sold	$133.09	$96.51	$117.56	$83.67
Times sales of produced refined products sold (BPD)	23,790	26,130	24,550	27,120
Times number of days in period	91	91	182	181

Refined product sales from produced products sold	$288,125	$229,484	$525,270	$410,713

Sum of refined products sales from produced products sold from our two refineries (4)	$1,261,748	$998,142	$2,382,646	$1,760,268
Add refined product sales from purchased products and rounding(1)	120,310	91,747	255,556	171,093

Total refined products sales	1,382,058	1,089,889	2,638,202	1,931,361
Add direct sales of excess crude oil(2)	314,486	91,843	517,437	153,523
Add other refining segment revenue(3)	39,657	35,045	57,938	57,475

Total refining segment revenue	1,736,201	1,216,777	3,213,577	2,142,359
Add HEP segment sales and other revenue	26,774	—	36,716	—
Add corporate and other revenues	886	114	1,287	505
Subtract consolidations and eliminations	(20,039)	106	(27,774)	—

Sales and other revenues	$1,743,822	$1,216,997	$3,223,806	$2,142,864

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Average sales price per produced barrel sold	$133.71	$93.92	$117.38	$84.45
Times sales of produced refined products sold (BPD)	103,700	116,790	111,530	115,160
Times number of days in period	91	91	182	181

Refined product sales from produced products sold	$1,261,748	$998,142	$2,382,646	$1,760,268

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Navajo Refinery
Average cost of products per produced barrel sold	$125.82	$65.63	$110.15	$62.45
Times sales of produced refined products sold (BPD)	79,910	90,660	86,980	88,040
Times number of days in period	91	91	182	181

Cost of products for produced products sold	$914,939	$541,451	$1,743,714	$995,156

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Woods Cross Refinery
Average cost of products per produced barrel sold	$120.60	$65.29	$105.05	$60.95
Times sales of produced refined products sold (BPD)	23,790	26,130	24,550	27,120
Times number of days in period	91	91	182	181

Cost of products for produced products sold	$261,086	$155,249	$469,374	$299,186

Sum of cost of products for produced products sold from our two refineries (4)	$1,176,025	$696,700	$2,213,088	$1,294,342
Add refined product costs from purchased products sold and rounding (1)	123,226	86,404	258,415	168,556

Total refined cost of products sold	1,299,251	783,104	2,471,503	1,462,898
Add crude oil cost of direct sales of excess crude oil(2)	311,963	92,054	514,176	153,906
Add other refining segment costs of products sold(3)	29,375	21,973	45,898	32,147

Total refining segment cost of products sold	1,640,589	897,131	3,031,577	1,648,951
Subtract consolidations and eliminations	(20,039)	106	(27,590)	—

Costs of products sold (exclusive of depreciation, depletion and amortization)	$1,620,550	$897,237	$3,003,987	$1,648,951

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt Company and costs attributable to sulfur credit sales.

(4)	The above calculations of costs of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Average cost of products per produced barrel sold	$124.62	$65.56	$109.03	$62.10
Times sales of produced refined products sold (BPD)	103,700	116,790	111,530	115,160
Times number of days in period	91	91	182	181

Cost of products for produced products sold	$1,176,025	$696,700	$2,213,088	$1,294,342

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$5.68	$4.26	$4.98	$4.22
Times sales of produced refined products sold (BPD)	79,910	90,660	86,980	88,040
Times number of days in period	91	91	182	181

Refinery operating expenses for produced products sold	$41,304	$35,145	$78,835	$67,247

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$8.13	$4.22	$7.17	$4.50
Times sales of produced refined products sold (BPD)	23,790	26,130	24,550	27,120
Times number of days in period	91	91	182	181

Refinery operating expenses for produced products sold	$17,601	$10,034	$32,036	$22,089

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Sum of refinery operating expenses per produced products sold from our two refineries (2)	$58,905	$45,179	$110,871	$89,336
Add other refining segment operating expenses and rounding (1)	5,278	5,934	10,528	11,895

Total refining segment operating expenses	64,183	51,113	121,399	101,231
Add HEP segment operating expenses	9,985	—	13,661	—
Add corporate and other costs	7	3	(177)	14

Operating expenses (exclusive of depreciation, depletion and amortization)	$74,175	$51,116	$134,883	$101,245

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt Company.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Average refinery operating expenses per produced barrel sold	$6.24	$4.25	$5.46	$4.29
Times sales of produced refined products sold (BPD)	103,700	116,790	111,530	115,160
Times number of days in period	91	91	182	181

Refinery operating expenses for produced products sold	$58,905	$45,179	$110,871	$89,336

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Navajo Refinery
Net operating margin per barrel	$2.39	$23.28	$2.20	$18.02
Add average refinery operating expenses per produced barrel	5.68	4.26	4.98	4.22

Refinery gross margin per barrel	8.07	27.54	7.18	22.24
Add average cost of products per produced barrel sold	125.82	65.63	110.15	62.45

Average net sales per produced barrel sold	$133.89	$93.17	$117.33	$84.69
Times sales of produced refined products sold (BPD)	79,910	90,660	86,980	88,040
Times number of days in period	91	91	182	181

Refined products sales from produced products sold	$973,623	$768,658	$1,857,376	$1,349,555

Woods Cross Refinery
Net operating margin per barrel	$4.36	$27.00	$5.34	$18.22
Add average refinery operating expenses per produced barrel	8.13	4.22	7.17	4.50

Refinery gross margin per barrel	12.49	31.22	12.51	22.72
Add average cost of products per produced barrel sold	120.60	65.29	105.05	60.95

Average net sales per produced barrel sold	$133.09	$96.51	$117.56	$83.67
Times sales of produced refined products sold (BPD)	23,790	26,130	24,550	27,120
Times number of days in period	91	91	182	181

Refined products sales from produced products sold	$288,125	$229,484	$525,270	$410,713

Sum of refined products sales from produced products sold from our two refineries (4)	$1,261,748	$998,142	$2,382,646	$1,760,268
Add refined product sales from purchased products and rounding (1)	120,310	91,747	255,556	171,093

Total refined products sales	1,382,058	1,089,889	2,638,202	1,931,361
Add direct sales of excess crude oil(2)	314,486	91,843	517,437	153,523
Add other refining segment revenue (3)	39,657	35,045	57,938	57,475

Total refining segment revenue	1,736,201	1,216,777	3,213,577	2,142,359
Add HEP segment sales and other revenues	26,774	—	36,716	—
Add corporate and other revenues	886	114	1,287	505
Subtract consolidations and eliminations	(20,039)	106	(27,774)	—

Sales and other revenues	$1,743,822	$1,216,997	$3,223,806	$2,142,864

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net operating margin per barrel	$2.85	$24.11	$2.89	$18.06
Add average refinery operating expenses per produced barrel	6.24	4.25	5.46	4.29

Refinery gross margin per barrel	9.09	28.36	8.35	22.35
Add average cost of products per produced barrel sold	124.62	65.56	109.03	62.10

Average sales price per produced barrel sold	$133.71	$93.92	$117.38	$84.45
Times sales of produced refined products sold (BPD)	103,700	116,790	111,530	115,160
Times number of days in period	91	91	182	181

Refined product sales from produced products sold	$1,261,748	$998,142	$2,382,646	$1,760,268

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Investor Relations
Holly Corporation
214/871-3555